RenaissanceRe Reports Net Income of $179.7 Million for the Third Quarter of 2013 or $4.01 Per Diluted Common Share; Quarterly Operating Income of $151.3 Million or $3.36 Per Diluted Common Share
Pembroke, Bermuda, November 5, 2013 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to RenaissanceRe common shareholders of $179.7 million or $4.01 per diluted common share in the third quarter of 2013, compared to $180.7 million or $3.62 per diluted common share in the third quarter of 2012. Operating income available to RenaissanceRe common shareholders was $151.3 million, or $3.36 per diluted common share for the third quarter of 2013, compared to $104.4 million or $2.07, respectively, in the third quarter of 2012. The Company reported an annualized return on average common equity of 22.2% and an annualized operating return on average common equity of 18.7% in the third quarter of 2013, compared to 22.0% and 12.7%, respectively, in the third quarter of 2012. Book value per common share increased $3.20, or 4.5%, in the third quarter of 2013 to $74.58, compared to a 4.8% increase in the third quarter of 2012. Tangible book value per common share plus accumulated dividends increased $3.49, or 4.9%, in the third quarter of 2013, compared to a 5.3% increase in the third quarter of 2012.
Kevin J. O'Donnell, CEO, commented:  "For the third quarter of 2013, we reported an increase in our tangible book value per share, plus accumulated dividends of 4.9% and an annualized operating return on equity of 18.7%.  Our results reflect a combination of strong underwriting performance, driven in part by light catastrophe loss activity, and solid investment results."
Mr. O'Donnell continued:  "Our results were helped in no small part by our decision earlier in the year to adjust our portfolio, in an increasingly competitive environment.  As we approach the next major renewal season, our flexible capital structure, multiple underwriting platforms and proven access to the capital markets position us well to serve the needs of our clients.  Going forward, our ability to be responsive long term partners to our clients and investors while remaining disciplined underwriters will be a differentiator in our business."
DISCONTINUED OPERATIONS
On August 30, 2013, the Company entered into a purchase agreement with a subsidiary of Munich-American Holding Corporation ("Munich") to sell its U.S.-based weather and weather-related energy risk management unit ("REAL") and, on October 1, 2013, the Company closed the sale of REAL. The Company has classified the assets and liabilities associated with this transaction as held for sale and the financial results are reflected in the Company's consolidated financial statements as “discontinued operations.”  Except as explicitly described as held for sale or as discontinued operations, and unless otherwise noted, all discussions and amounts presented herein relate to the Company's continuing operations. All prior periods presented have been reclassified to conform to this form of presentation.
THIRD QUARTER 2013 HIGHLIGHTS (1)

•
Underwriting income of $151.4 million and a combined ratio of 48.6%, compared to $122.6 million and 53.3%, respectively. The increase in underwriting income was primarily driven by a $32.1 million increase in net premiums earned due to growth in gross premiums written principally in the Company's specialty unit and Lloyd's segment, combined with a $12.3 million decrease in net claims and claim expenses, driven by a relatively light loss quarter, partially offset by a $13.3 million increase in acquisition expenses primarily due to the Company's specialty unit.

•
Total investment gains of $88.2 million, which includes the sum of net investment income, net realized and unrealized gains (losses) on investments and net other-than-temporary impairments, compared to gains of $122.8 million. Although positive returns were generated in the Company's fixed maturity investment portfolio during the third quarter of 2013, the decrease when compared to the third quarter of 2012 was primarily driven by significant credit spread tightening during the third quarter of 2012. Offsetting this decrease was a $13.8 million increase in net investment income from other investments principally driven by improved returns in the Company's private equity investments and an $18.1 million increase in the fair value of the Company's investment in Essent Group Ltd. (“Essent”), which is included in other investments.

Underwriting Results by Segment (1)
Reinsurance Segment
Gross premiums written in the Reinsurance segment were $142.7 million, an increase of $35.1 million, or 32.6%, comprised of:

•
a $22.2 million, or 58.6% increase in the Company's specialty unit to $60.2 million, compared to $37.9 million, primarily due to higher quota share premiums in RenaissanceRe Specialty Risks Ltd. ("RenaissanceRe Specialty"); and

•	a $12.8 million, or 18.4% increase in the Company's catastrophe unit.
Managed catastrophe premiums, net of reinstatement premiums written, totaled $87.9 million, an increase of $18.0 million, or 25.7% for the third quarter of 2013.
For the the first nine months of 2013, managed catastrophe premiums, net of reinstatement premiums written, totaled $1,225.9 million, a decrease of $62.4 million, or 4.8%, principally due to reduced risk-adjusted pricing in the Florida market as a whole and the non-renewal of a number of contracts during the January and June renewals. Gross premiums written in the specialty unit for the first nine months of 2013 were $201.0 million, an increase of $25.3 million, or 14.4%, principally due to a number of new contracts and higher renewal rates in certain lines of business within the specialty unit. The Company's premiums are prone to significant volatility due to the timing of contract inception and also due to the business being characterized by a relatively small number of relatively large transactions.
The Reinsurance segment generated underwriting income of $152.4 million and a combined ratio of 38.4%, compared to $134.2 million and 41.8%, respectively. The $18.3 million increase in underwriting income was driven by a $17.1 million increase in net premiums earned and a relatively light catastrophe loss quarter resulting in a $21.2 million decrease in current accident year net claims and claim expenses, partially offset by a $10.5 million increase in acquisition expenses and an $8.6 million decrease in favorable development on prior accident years net claims and claim expenses. The increase in acquisition expenses is primarily attributable to the specialty unit, which experienced growth in lines of business written through RenaissanceRe Specialty that carry a relatively higher acquisition expense ratio.
The Reinsurance segment experienced $8.9 million of favorable development on prior years reserves, compared to $17.4 million, including $6.1 million and $2.7 million of favorable development in the catastrophe and specialty units, respectively. Favorable development on prior years reserves within the catastrophe unit was primarily due to $4.7 million of favorable development related to a reduction in the expected ultimate net loss for the 2008 Hurricanes, Gustav and Ike, as reported claims came in better than expected. The $2.7 million of prior accident years favorable development in the specialty unit was principally due to reported claims coming in better than expected.
Lloyd's Segment
Gross premiums written in the Lloyd's segment were $40.0 million, an increase of $11.2 million, or 39.1%, primarily due to continued organic growth within the segment. The Lloyd's segment incurred an underwriting loss of $2.5 million and a combined ratio of 105.3%, compared to an underwriting loss of $11.5 million and a combined ratio of 135.6%, respectively. The decrease in the underwriting loss in the Lloyd's segment reflects the increase in net earned premiums due to the growth in gross premiums written noted above.

Other Items (1)

•
The operating results of REAL, have been classified as discontinued operations in the statements of operations and resulted in a loss of $9.8 million, compared to a loss of $0.2 million. The $9.8 million loss from discontinued operations includes an $8.8 million loss on the sale of REAL and a $1.0 net loss from the operations of REAL in the third quarter of 2013.

•
Included in net investment income in the third quarter of 2013 is $18.1 million resulting from an increase in the fair value of the Company’s investment in Essent, reflecting the Company's estimate of the fair value of its investment in the common shares of Essent of $48.0 million at September 30, 2013. On October 31, 2013, Essent began publicly trading on the New York Stock Exchange ("NYSE") and the Company currently holds 5,032,575 common shares of Essent. As of the close of business on November 4, 2013, Essent's common shares were priced at $22.01 per share on the NYSE. The Company has agreed, subject to certain exceptions, not to dispose of or hedge any of the shares of Essent it holds prior to April 28, 2014.

•	During the third quarter of 2013, the Company repurchased 224 thousand common shares in open market transactions at an aggregate cost of $18.9 million and at an average share price of $84.41.

•	Subsequent to September 30, 2013 and through the period ended November 4, 2013, the Company has not repurchased any additional common shares.

•
Net income attributable to noncontrolling interests of $44.3 million decreased from $51.1 million, primarily impacted by a decrease in profitability of DaVinciRe, primarily driven by lower investment income. The Company's ownership percentage in DaVinciRe was 32.9% at September 30, 2013, compared to 31.5% at September 30, 2012.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share - diluted”, “operating return on average common equity - annualized”, “managed catastrophe premiums”, "tangible book value per common share" and "tangible book value per common share plus accumulated dividends." A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.
Please refer to the “Investor Information - Financial Reports - Financial Supplements” section of the Company's website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company's financial performance.
RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, November 6, 2013 at 10:00 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information - Company Webcasts” section of RenaissanceRe's website at www.renre.com.
RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company's business consists of two reportable segments: (i) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain property catastrophe and specialty joint ventures managed by the Company's ventures unit, and (ii) Lloyd's, which includes reinsurance and insurance business written through Syndicate 1458.
Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company's future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.'s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

(1)	All comparisons are with the third quarter of 2012 unless specifically stated.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	Kekst and Company
Director of Investor Relations	Peter Hill or Dawn Dover
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd.
Summary Consolidated Statements of Operations
(in thousands of United States Dollars, except per share amounts and percentages)
(Unaudited)
	Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Revenues
Gross premiums written	$182,649	$136,359	$1,521,290	$1,467,846
Net premiums written	$127,241	$105,035	$1,123,163	$1,025,240
Decrease (increase) in unearned premiums	167,476	157,588	(265,302)	(239,536)
Net premiums earned	294,717	262,623	857,861	785,704
Net investment income	59,931	46,135	129,296	126,725
Net foreign exchange gains	488	3,187	170	3,468
Equity in earnings of other ventures	7,313	4,310	16,920	16,626
Other income (loss)	651	(1,053)	(2,186)	730
Net realized and unrealized gains (losses) on investments	28,472	75,297	(26,788)	150,982
Total other-than-temporary impairments	—	—	—	(395)
Portion recognized in other comprehensive income, before taxes	—	—	—	52
Net other-than-temporary impairments	—	—	—	(343)
Total revenues	391,572	390,499	975,273	1,083,892
Expenses
Net claims and claim expenses incurred	60,928	73,215	192,141	138,318
Acquisition expenses	37,699	24,438	94,475	74,157
Operational expenses	44,672	42,356	133,447	126,055
Corporate expenses	4,307	3,796	30,318	12,567
Interest expense	4,298	5,891	13,632	17,325
Total expenses	151,904	149,696	464,013	368,422
Income from continuing operations before taxes	239,668	240,803	511,260	715,470
Income tax expense	(223)	(144)	(356)	(1,008)
Income from continuing operations	239,445	240,659	510,904	714,462
(Loss) income from discontinued operations	(9,779)	(166)	2,422	(25,505)
Net income	229,666	240,493	513,326	688,957
Net income attributable to noncontrolling interests	(44,331)	(51,083)	(96,953)	(138,348)
Net income available to RenaissanceRe	185,335	189,410	416,373	550,609
Dividends on preference shares	(5,595)	(8,750)	(19,353)	(26,250)
Net income available to RenaissanceRe common shareholders	$179,740	$180,660	$397,020	$524,359

Income from continuing operations available to RenaissanceRe common shareholders per common share - basic	$4.32	$3.67	$8.95	$10.89
(Loss) income from discontinued operations available to RenaissanceRe common shareholders per common share - basic	(0.23)	—	0.06	(0.51)
Net income available to RenaissanceRe common shareholders per common share - basic	$4.09	$3.67	$9.01	$10.38
Income from continuing operations available to RenaissanceRe common shareholders per common share - diluted	$4.23	$3.62	$8.79	$10.75
(Loss) income from discontinued operations available to RenaissanceRe common shareholders per common share - diluted	(0.22)	—	0.05	(0.51)
Net income available to RenaissanceRe common shareholders per common share - diluted	$4.01	$3.62	$8.84	$10.24

Average shares outstanding - basic	43,330	48,394	43,412	49,683
Average shares outstanding - diluted	44,135	49,119	44,247	50,370

Net claims and claim expense ratio	20.7%	27.9%	22.4%	17.6%
Underwriting expense ratio	27.9%	25.4%	26.6%	25.5%
Combined ratio	48.6%	53.3%	49.0%	43.1%
Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$3.36	$2.07	$9.45	$7.21
Operating return on average common equity - annualized (1)	18.7%	12.7%	17.7%	15.4%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd.
Summary Consolidated Balance Sheets
(in thousands of United States Dollars, except per share amounts)

	September 30, 2013	December 31, 2012
Assets
Fixed maturity investments trading, at fair value	$4,751,237	$4,660,168
Fixed maturity investments available for sale, at fair value	38,530	83,442
Total fixed maturity investments, at fair value	4,789,767	4,743,610
Short term investments, at fair value	925,329	821,163
Equity investments trading, at fair value	113,986	58,186
Other investments, at fair value	500,770	644,711
Investments in other ventures, under equity method	97,660	87,724
Total investments	6,427,512	6,355,394
Cash and cash equivalents	266,350	304,145
Premiums receivable	735,937	491,365
Prepaid reinsurance premiums	166,340	77,082
Reinsurance recoverable	149,201	192,512
Accrued investment income	26,887	33,478
Deferred acquisition costs	103,844	52,622
Receivable for investments sold	240,191	168,673
Other assets	113,159	110,777
Goodwill and other intangibles	8,978	8,486
Assets of discontinued operations held for sale	115,556	134,094
Total assets	$8,353,955	$7,928,628
Liabilities, Noncontrolling Interests and Shareholders' Equity
Liabilities
Reserve for claims and claim expenses	$1,683,709	$1,879,377
Unearned premiums	754,077	399,517
Debt	249,407	349,339
Reinsurance balances payable	358,988	290,419
Payable for investments purchased	407,788	278,787
Other liabilities	183,362	198,434
Liabilities of discontinued operations held for sale	56,275	57,440
Total liabilities	3,693,606	3,453,313
Redeemable noncontrolling interest	945,915	968,259
Shareholders' Equity
Preference shares	400,000	400,000
Common shares	44,391	45,542
Accumulated other comprehensive income	4,566	13,622
Retained earnings	3,261,757	3,043,901
Total shareholders' equity attributable to RenaissanceRe	3,710,714	3,503,065
Noncontrolling interest	3,720	3,991
Total shareholders' equity	3,714,434	3,507,056
Total liabilities, noncontrolling interests and shareholders' equity	$8,353,955	$7,928,628

Book value per common share	$74.58	$68.14

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Three months ended September 30, 2013
	Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$142,695	$39,954	$—	$182,649
Net premiums written	$88,097	$39,014	$130	$127,241
Net premiums earned	$247,461	$47,150	$106	$294,717
Net claims and claim expenses incurred	34,417	28,175	(1,664)	60,928
Acquisition expenses	28,740	8,938	21	37,699
Operational expenses	31,876	12,559	237	44,672
Underwriting income	$152,428	$(2,522)	$1,512	151,418
Net investment income			59,931	59,931
Net foreign exchange gains			488	488
Equity in earnings of other ventures			7,313	7,313
Other income			651	651
Net realized and unrealized gains on investments			28,472	28,472
Corporate expenses			(4,307)	(4,307)
Interest expense			(4,298)	(4,298)
Income from continuing operations before taxes				239,668
Income tax expense			(223)	(223)
Loss from discontinued operations			(9,779)	(9,779)
Net income attributable to noncontrolling interests			(44,331)	(44,331)
Dividends on preference shares			(5,595)	(5,595)
Net income available to RenaissanceRe common shareholders				$179,740

Net claims and claim expenses incurred – current accident year	$43,268	$24,886	$—	$68,154
Net claims and claim expenses incurred – prior accident years	(8,851)	3,289	(1,664)	(7,226)
Net claims and claim expenses incurred – total	$34,417	$28,175	$(1,664)	$60,928

Net claims and claim expense ratio – current accident year	17.5%	52.8%	—%	23.1%
Net claims and claim expense ratio – prior accident years	(3.6)%	7.0%	(1,569.8)%	(2.4)%
Net claims and claim expense ratio – calendar year	13.9%	59.8%	(1,569.8)%	20.7%
Underwriting expense ratio	24.5%	45.5%	243.4%	27.9%
Combined ratio	38.4%	105.3%	(1,326.4)%	48.6%

	Three months ended September 30, 2012
	Reinsurance	Lloyd’s	Other	Total
Gross premiums written	$107,637	$28,722	$—	$136,359
Net premiums written	$78,164	$26,982	$(111)	$105,035
Net premiums earned	$230,359	$32,375	$(111)	$262,623
Net claims and claim expenses incurred	47,080	26,331	(196)	73,215
Acquisition expenses	18,258	6,051	129	24,438
Operational expenses	30,856	11,532	(32)	42,356
Underwriting income (loss)	$134,165	$(11,539)	$(12)	122,614
Net investment income			46,135	46,135
Net foreign exchange gains			3,187	3,187
Equity in earnings of other ventures			4,310	4,310
Other loss			(1,053)	(1,053)
Net realized and unrealized gains on investments			75,297	75,297
Corporate expenses			(3,796)	(3,796)
Interest expense			(5,891)	(5,891)
Income from continuing operations before taxes				240,803
Income tax benefit			(144)	(144)
Loss from discontinued operations			(166)	(166)
Net income attributable to noncontrolling interests			(51,083)	(51,083)
Dividends on preference shares			(8,750)	(8,750)
Net income available to RenaissanceRe common shareholders				$180,660

Net claims and claim expenses incurred – current accident year	$64,488	$29,051	$—	$93,539
Net claims and claim expenses incurred – prior accident years	(17,408)	(2,720)	(196)	(20,324)
Net claims and claim expenses incurred – total	$47,080	$26,331	$(196)	$73,215

Net claims and claim expense ratio – current accident year	28.0%	89.7%	—%	35.6%
Net claims and claim expense ratio – prior accident years	(7.6)%	(8.4)%	176.6%	(7.7)%
Net claims and claim expense ratio – calendar year	20.4%	81.3%	176.6%	27.9%
Underwriting expense ratio	21.4%	54.3%	(87.4)%	25.4%
Combined ratio	41.8%	135.6%	89.2%	53.3%

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Segment Information
(in thousands of United States Dollars, except percentages)
(Unaudited)

	Nine months ended September 30, 2013
	Reinsurance	Lloyd’s	Other	Eliminations (1)	Total
Gross premiums written	$1,339,263	$183,015	$—	$(988)	$1,521,290
Net premiums written	$963,169	$159,581	$413		$1,123,163
Net premiums earned	$730,610	$126,862	$389		$857,861
Net claims and claim expenses incurred	126,243	68,239	(2,341)		192,141
Acquisition expenses	70,005	24,338	132		94,475
Operational expenses	96,745	36,193	509		133,447
Underwriting income	$437,617	$(1,908)	$2,089		437,798
Net investment income			129,296		129,296
Net foreign exchange gains			170		170
Equity in earnings of other ventures			16,920		16,920
Other loss			(2,186)		(2,186)
Net realized and unrealized losses on investments			(26,788)		(26,788)
Corporate expenses			(30,318)		(30,318)
Interest expense			(13,632)		(13,632)
Income from continuing operations before taxes					511,260
Income tax expense			(356)		(356)
Income from discontinued operations			2,422		2,422
Net income attributable to noncontrolling interests			(96,953)		(96,953)
Dividends on preference shares			(19,353)		(19,353)
Net income available to RenaissanceRe common shareholders					$397,020

Net claims and claim expenses incurred – current accident year	$192,569	$71,274	$—		$263,843
Net claims and claim expenses incurred – prior accident years	(66,326)	(3,035)	(2,341)		(71,702)
Net claims and claim expenses incurred – total	$126,243	$68,239	$(2,341)		$192,141

Net claims and claim expense ratio – current accident year	26.4%	56.2%	—%		30.8%
Net claims and claim expense ratio – prior accident years	(9.1)%	(2.4)%	(601.8)%		(8.4)%
Net claims and claim expense ratio – calendar year	17.3%	53.8%	(601.8)%		22.4%
Underwriting expense ratio	22.8%	47.7%	164.8%		26.6%
Combined ratio	40.1%	101.5%	(437.0)%		49.0%

	Nine months ended September 30, 2012
	Reinsurance	Lloyd’s	Other	Eliminations (1)	Total
Gross premiums written	$1,334,438	$133,836	$—	$(428)	$1,467,846
Net premiums written	$916,171	$109,429	$(360)		$1,025,240
Net premiums earned	$698,473	$87,566	$(335)		$785,704
Net claims and claim expenses incurred	90,892	50,292	(2,866)		138,318
Acquisition expenses	57,742	16,229	186		74,157
Operational expenses	93,246	32,395	414		126,055
Underwriting income (loss)	$456,593	$(11,350)	$1,931		447,174
Net investment income			126,725		126,725
Net foreign exchange gains			3,468		3,468
Equity in earnings of other ventures			16,626		16,626
Other income			730		730
Net realized and unrealized gains on investments			150,982		150,982
Net other-than-temporary impairments			(343)		(343)
Corporate expenses			(12,567)		(12,567)
Interest expense			(17,325)		(17,325)
Income from continuing operations before taxes					715,470
Income tax expense			(1,008)		(1,008)
Income from discontinued operations			(25,505)		(25,505)
Net income attributable to noncontrolling interests			(138,348)		(138,348)
Dividends on preference shares			(26,250)		(26,250)
Net income available to RenaissanceRe common shareholders					$524,359

Net claims and claim expenses incurred – current accident year	$196,263	$63,697	$—		$259,960
Net claims and claim expenses incurred – prior accident years	(105,371)	(13,405)	(2,866)		(121,642)
Net claims and claim expenses incurred – total	$90,892	$50,292	$(2,866)		$138,318

Net claims and claim expense ratio – current accident year	28.1%	72.7%	—%		33.1%
Net claims and claim expense ratio – prior accident years	(15.1)%	(15.3)%	855.5%		(15.5)%
Net claims and claim expense ratio – calendar year	13.0%	57.4%	855.5%		17.6%
Underwriting expense ratio	21.6%	55.6%	(179.1)%		25.5%
Combined ratio	34.6%	113.0%	676.4%		43.1%
(1) Represents $1.0 million of gross premiums ceded from the Lloyd's segment to the Reinsurance segment for the nine months ended September 30, 2013 (2012 - $0.4 million).

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Gross Premiums Written and Managed Premiums
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Reinsurance Segment
Renaissance catastrophe premiums	$55,849	$44,699	$733,928	$720,220
Renaissance specialty premiums	60,156	37,932	198,340	173,255
Total Renaissance premiums	116,005	82,631	932,268	893,475
DaVinci catastrophe premiums	26,690	25,006	404,310	438,463
DaVinci specialty premiums	—	—	2,685	2,500
Total DaVinci premiums	26,690	25,006	406,995	440,963
Total catastrophe unit premiums	82,539	69,705	1,138,238	1,158,683
Total specialty unit premiums	60,156	37,932	201,025	175,755
Total Reinsurance segment gross premiums written	$142,695	$107,637	$1,339,263	$1,334,438

Lloyd's Segment
Specialty	$36,545	$26,455	$145,509	$98,709
Catastrophe	3,409	2,267	37,506	35,127
Total Lloyd's segment gross premiums written	$39,954	$28,722	$183,015	$133,836

Managed Premiums (1)
Total catastrophe unit gross premiums written	$82,539	$69,705	$1,138,238	$1,158,683
Catastrophe premiums written on behalf of the Company's joint venture, Top Layer Re (2)	1,963	5,382	60,027	70,867
Catastrophe premiums written in the Lloyd's segment	3,409	2,267	37,506	35,127
Total managed catastrophe premiums (1)	$87,911	$77,354	$1,235,771	$1,264,677

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd.
Supplemental Financial Data - Total Investment Result
(in thousands of United States Dollars)
(Unaudited)

	Three months ended		Nine months ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Fixed maturity investments	$24,423	$25,741	$71,148	$75,934
Short term investments	563	236	1,318	1,006
Equity investments trading	706	181	1,050	532
Other investments
Hedge funds and private equity investments	14,179	10,383	31,296	28,443
Other	22,735	12,735	32,874	29,295
Cash and cash equivalents	47	63	108	143
	62,653	49,339	137,794	135,353
Investment expenses	(2,722)	(3,204)	(8,498)	(8,628)
Net investment income	59,931	46,135	129,296	126,725

Gross realized gains	8,813	19,891	60,437	75,635
Gross realized losses	(22,241)	(2,811)	(41,396)	(13,055)
Net realized (losses) gains on fixed maturity investments	(13,428)	17,080	19,041	62,580
Net unrealized gains (losses) on fixed maturity investments trading	33,405	56,936	(85,338)	83,735
Net realized and unrealized gains (losses) on investments-related derivatives	3,557	(955)	24,488	(2,390)
Net realized gains on equity investments trading	560	—	18,195	—
Net unrealized gains (losses) on equity investments trading	4,378	2,236	(3,174)	7,057
Net realized and unrealized gains (losses) on investments	28,472	75,297	(26,788)	150,982
Total other-than-temporary impairments	—	—	—	(395)
Portion recognized in other comprehensive income, before taxes	—	—	—	52
Net other-than-temporary impairments	—	—	—	(343)
Change in net unrealized gains on fixed maturity investments available for sale	(252)	1,326	(7,558)	1,398
Total investment result	$88,151	$122,758	$94,950	$278,762
Comments on Regulation G
In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company's management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company's overall financial performance.
The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance.  “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on investments from continuing and discontinued operations, net other-than-temporary impairments from continuing operations, and commencing in 2013, also excludes net realized and unrealized gains and losses on investments-related derivatives. Prior to 2013, investments-related derivative net realized and unrealized gains and losses were included in net investment income and were also included in the calculation of operating income available to RenaissanceRe common shareholders and related measures. The Company's management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company's results of operations by removing the variability arising from fluctuations in the Company's fixed maturity investment portfolio and equity investments trading.  The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share - diluted” and “operating return on average common equity - annualized”.  The following is a reconciliation of:  1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share - diluted to operating income available to RenaissanceRe common shareholders per common share - diluted; and 3) return on average common equity - annualized to operating return on average common equity - annualized:

	Three months ended		Nine months ended
(in thousands of United States Dollars, except percentages)	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income available to RenaissanceRe common shareholders	$179,740	$180,660	$397,020	$524,359
Adjustment for net realized and unrealized (gains) losses on investments from continuing operations	(28,472)	(75,297)	26,788	(150,982)
Adjustment for net realized and unrealized (gains) losses on investments from discontinued operations	5	(6)	18	(2)
Adjustment for investments-related derivative net realized and unrealized (gains) losses included in operating income prior to 2013	—	(955)	—	(2,390)
Adjustment for net other-than-temporary impairments from continuing operations	—	—	—	343
Operating income available to RenaissanceRe common shareholders	$151,273	$104,402	$423,826	$371,328

Net income available to RenaissanceRe common shareholders per common share - diluted	$4.01	$3.62	$8.84	$10.24
Adjustment for net realized and unrealized (gains) losses on investments from continuing operations	(0.65)	(1.53)	0.61	(3.00)
Adjustment for net realized and unrealized (gains) losses on investments from discontinued operations	—	—	—	—
Adjustment for investments-related derivative net realized and unrealized (gains) losses included in operating income prior to 2013	—	(0.02)	—	(0.04)
Adjustment for net other-than-temporary impairments from continuing operations	—	—	—	0.01
Operating income available to RenaissanceRe common shareholders per common share - diluted	$3.36	$2.07	$9.45	$7.21

Return on average common equity - annualized	22.2%	22.0%	16.6%	21.7%
Adjustment for net realized and unrealized (gains) losses on investments from continuing operations	(3.5)%	(9.2)%	1.1%	(6.2)%
Adjustment for net realized and unrealized (gains) losses on investments from discontinued operations	—%	—%	—%	—%
Adjustment for investments-related derivative net realized and unrealized (gains) losses included in operating income prior to 2013	—%	(0.1)%	—%	(0.1)%
Adjustment for net other-than-temporary impairments from continuing operations	—%	—%	—%	—%
Operating return on average common equity - annualized	18.7%	12.7%	17.7%	15.4%
The Company has also included in this Press Release “managed catastrophe premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures. “Managed catastrophe premiums” differs from total catastrophe unit gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company's joint venture Top Layer Re, which is accounted for under the equity method of accounting and the inclusion of catastrophe premiums written on behalf of the Company's Lloyd's segment. The Company's management believes “managed catastrophe premiums” is useful to investors and other interested parties because it provides a measure of total catastrophe premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures.

The Company has also included in this Press Release “tangible book value per common share” and “tangible book value per common share plus accumulated dividends”. “Tangible book value per common share” is defined as book value per common share excluding goodwill and intangible assets per share. "Tangible book value per common share plus accumulated dividends” is defined as book value per common share excluding goodwill and intangible assets per share, plus accumulated dividends. “Tangible book value per common share” differs from book value per common share, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of goodwill and intangible assets per share. The Company's management believes “tangible book value per common share” and “tangible book value per common share plus accumulated dividends” are useful to investors because they provide a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets. The following is a reconciliation of book value per common share to tangible book value per common share and tangible book value per common share plus accumulated dividends:

	At
	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Book value per common share	$74.58	$71.38	$71.07	$68.14	$68.20
Adjustment for goodwill and other intangibles (1)	(0.84)	(0.85)	(0.85)	(0.86)	(0.85)
Tangible book value per common share	73.74	70.53	70.22	67.28	67.35
Adjustment for accumulated dividends	12.84	12.56	12.28	12.00	11.73
Tangible book value per common share plus accumulated dividends	$86.58	$83.09	$82.50	$79.28	$79.08

Quarterly change in book value per common share	4.5%	0.4%	4.3%	(0.1)%	4.8%
Quarterly change in tangible book value per common share plus change in accumulated dividends	4.9%	0.8%	4.8%	0.3%	5.3%
Year to date change in book value per common share	9.5%				15.1%
Year to date change in tangible book value per common share plus change in accumulated dividends	10.9%				16.6%

(1)
At September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, goodwill and other intangibles included $28.5 million, $29.3 million, $29.3 million, $30.4 million and $32.2 million, respectively, of goodwill and other intangibles included in investments in other ventures, under equity method.